                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        Childtime Learning Centers, Inc.
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                (Name of Registrant as Specified in Its Charter)
                        Childtime Learning Centers, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        CHILDTIME LEARNING CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 18, 1999

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the "Company") will be held at Tam O'Shanter Country Club, 5051 Orchard Lake Road, W. Bloomfield, MI 48325, on August 18, 1999, at 10:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

          (1) The election of two directors to serve until the 2002 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified.

          (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on June 25, 1999 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and the accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended April 2, 1999 accompanies this Notice.

                                          By Order of the Board of Directors

                                          MICHAEL M. YEAGER
                                          Secretary

Farmington Hills, Michigan
July 19, 1999

                        CHILDTIME LEARNING CENTERS, INC.
                       38345 WEST 10 MILE ROAD, SUITE 100
                        FARMINGTON HILLS, MICHIGAN 48335
                           -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 18, 1999

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the "Company") will be held at Tam O'Shanter Country Club, 5051 Orchard Lake Road,
W. Bloomfield, MI 48325, on August 18, 1999, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is July 19, 1999.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The Board of Directors of the Company solicits the proxy. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers, and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

     All references in this Proxy Statement to "fiscal 1999" are references to the Company's fiscal year ended April 2, 1999. Unless otherwise stated, references to the "Company" mean Childtime Learning Centers, Inc. and its wholly owned subsidiaries.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only holders of record of shares of the Company's Common Stock, no par value (the "Common Stock"), at the close of business on June 25, 1999 (the "Record Date") are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the Record Date, there were issued and outstanding 5,431,655 shares of the Common Stock.

     As of the Record Date, the following persons were known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock.

                   PERSON                                  SHARES         PERCENT
                   ------                                  ------         -------
Childcare Associates                             (1)      2,427,373        44.7
c/o Kellner, DiLeo & Co.
900 Third Avenue, 10th Floor
New York, New York 10022

FMR Corp.                                        (2)        522,800         9.6
82 Devonshire Street
Boston, Massachusetts 02109

Gilder Gagnon Howe & Co. LLC                     (2)        519,640         9.6
1775 Broadway, 26th Floor
New York, New York 10019

KD Partners II                                   (1)        437,627         8.1
c/o Ansbacher (Cayman) Limited
Jeanette Street
P.O. Box 887
Georgetown, Grand Cayman
Cayman Islands, British West Indies

                   PERSON                                  SHARES         PERCENT
                   ------                                  ------         -------
Wellington Management Company, LLP               (2)(3)     300,000         5.5
Wellington Trust Company, NA
75 State Street
Boston, Massachusetts 02109

(1) Reference is made to the table (and, in particular, note 6 to such table) set forth under the caption "Election of Directors". Mr. Kellner is the managing partner of Childcare Associates and the managing partner of KD Special Situations Partners, the investment general partner of KD Partners II.

(2) Based on Schedule 13G as filed by such holder with the Securities and Exchange Commission.

(3) Wellington Trust Company, NA is an affiliate of Wellington Management Company, LLP.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that James W. Geisz and Jason K. Feld be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2002, and in each case, until his successor is elected and qualified.

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The two nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, and with respect to each executive officer of the Company named in the Summary Compensation Table below:

                                                                                                  PERCENTAGE OF
                                                                              SHARES OF         OUTSTANDING SHARES
                                                                             COMMON STOCK        OF THE COMPANY'S
                                                   POSITIONS AND            OF THE COMPANY         COMMON STOCK
            NAME AND YEAR                         OFFICES WITH THE           BENEFICIALLY          BENEFICIALLY
            FIRST BECAME                         COMPANY AND OTHER           OWNED AS OF           OWNED AS OF
            A DIRECTOR(1)              AGE     PRINCIPAL OCCUPATIONS      THE RECORD DATE(2)     THE RECORD DATE
            -------------              ---     ---------------------      ------------------    ------------------
                                 DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS
Milton H. Dresner (1995).............  73     President of
                                              Highland Companies
                                              (Southfield,
                                              Michigan)...............           13,500(3)(4)        *
Jason K. Feld (1996).................  45     Vice-President of
                                              Assessment Technologies,
                                              Inc.
                                              (Tucson, Arizona).......            7,750(3)(5)        *
James W. Geisz (1995)................  46     General Partner of
                                              TGV Partners
                                              (Los Angeles,
                                              California).............           17,500(3)           *
Benjamin R. Jacobson (1996)..........  54     Managing Partner of
                                              Jacobson Partners (New
                                              York, New York).........            7,500(3)           *

                                                                                                  PERCENTAGE OF
                                                                              SHARES OF         OUTSTANDING SHARES
                                                                             COMMON STOCK        OF THE COMPANY'S
                                                   POSITIONS AND            OF THE COMPANY         COMMON STOCK
            NAME AND YEAR                         OFFICES WITH THE           BENEFICIALLY          BENEFICIALLY
            FIRST BECAME                         COMPANY AND OTHER           OWNED AS OF           OWNED AS OF
            A DIRECTOR(1)              AGE     PRINCIPAL OCCUPATIONS      THE RECORD DATE(2)     THE RECORD DATE
            -------------              ---     ---------------------      ------------------    ------------------
George A. Kellner (1995).............  55     Chairman of the Board
                                              of the Company and
                                              Managing Partner of
                                              Kellner, DiLeo & Co.
                                              (New York, New York)....        2,872,500(3)(6)          52.9
Harold A. Lewis (1995)...............  53     President and Chief
                                              Executive Officer of
                                              the Company.............          216,967(7)              4.0
Leonard C. Tylka (1995)..............  52     Chief Financial Officer
                                              Polar Ice Entertainment
                                              Inc. (Palm Beach
                                              Gardens, Florida).......            7,500(3)(8)        *
                                             OTHER EXECUTIVE OFFICERS
Michael M. Yeager.....................................................           55,460(7)(9)           1.0
Deborah D. Ludwig.....................................................           24,383(7)           *
William H. Van Huis...................................................           21,883(7)(10)       *
Taylor V. Ward........................................................           17,383(7)           *
All directors and executive officers as a group (13 persons)..........        3,271,334(3)(7)          59.2%

-------------------------
 *  Less than 1%.

 (1) All addresses are care of Childtime Learning Centers, Inc., 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335.

 (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (3) Includes 7,500 shares of Common Stock, issuable pursuant to stock options granted under the Company's Director Stock Option Plan, that are exercisable within 60 days after the Record Date.

 (4) Mr. Dresner is a minority investor in Childcare Associates. Mr. Dresner disclaims beneficial ownership in the shares of Common Stock owned by such shareholder.

 (5) Includes 250 shares of Common Stock with respect to which Mr. Feld shares voting and investing powers with his spouse.

 (6) Includes 2,427,373 shares of Common Stock owned by Childcare Associates and 437,627 shares of Common Stock owned by KD Partners II. Mr. Kellner is the managing partner of Childcare Associates and the managing partner of KD Special Situations Partners, the investment general partner of KD Partners
     II. Does not include shares beneficially owned by Harold A. Lewis which, pursuant to a voting agreement, are to be voted by Mr. Lewis as directed by Mr. Kellner for the five-year period ending on February 6, 2001 or, if sooner, until Childcare Associates and KD Partners II beneficially own, in the aggregate, less than 25% of the then outstanding shares of Common Stock.

 (7) Includes shares of Common Stock, issuable pursuant to stock options granted to the executive officers of the Company pursuant to the Company's 1995 Stock Incentive Plan for Key Employees, that are exercisable within 60 days after the Record Date, as follows: Harold A. Lewis -- 48,000 shares; Michael M. Yeager -- 16,570 shares; Deborah D. Ludwig -- 10,000 shares; William H. Van Huis -- 10,000 shares; and Taylor V. Ward -- 10,000 shares; and all executive officers as a group (7 people) -- 102,000 shares.

 (8) Mr. Tylka is a minority investor in Childcare Associates. Mr. Tylka disclaims beneficial ownership of the shares of Common Stock owned by such shareholder.

 (9) Includes 410 shares indirectly owned through the Company's 401(k) plan.

(10) Includes 2,000 shares of Common Stock owned by the spouse of Mr. Van Huis.

OTHER INFORMATION RELATING TO DIRECTORS AND NOMINEES

     The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

     Milton H. Dresner has been a director of Childtime Childcare, Inc. since November 1993. Mr. Dresner is a real estate developer and private investor with his principal offices in Southfield, Michigan. Mr. Dresner also serves as a director of Avatar Holdings, Inc., a real estate development company located in Coral Gables, Florida; BioTime, Inc., a medical research & development company located in Berkeley, CA; and Hudson General Corporation, an aviation services company located in Great Neck, New York.

     Jason K. Feld has been a research scientist at the University of Arizona since 1987 specializing in the field of early childhood development and education. In addition, since 1987, Dr. Feld has been a director and Vice President of Assessment Technology, Inc., a private, Tucson, Arizona based corporation that conducts national research in child development and education and provides multi-media and educational products and services.

     James W. Geisz has been a director of Childtime Childcare, Inc. since June 1992. Since April 1990, Mr. Geisz has been primarily engaged as a general partner of TGV Partners, an investment partnership focusing on leveraged buyouts. From November 1992 to June 1997, Mr. Geisz served as the general counsel of Empire Kosher Poultry, Inc., a kosher food manufacturer located in Mifflintown, Pennsylvania.

     Benjamin R. Jacobson has been the managing general partner of Jacobson Partners, a New York City based investment-banking partnership since 1989. Mr. Jacobson also serves as Chairman of the Board of the YMCA of Greater New York and is a member of the Board of Trustees of Union College.

     George A. Kellner has been a director and Chairman of the Board of Childtime Childcare, Inc. since July 1990. Mr. Kellner is Managing Director of KD Managers, LLC, a private New York City based limited liability corporation, specializing in merger arbitrage and a member firm of the New York and American Stock Exchanges. Mr. Kellner is a Trustee of Milton Academy, Trinity College, Vice Chairman of Phoenix House, and a Member of the Advisory Council of the Department of Economics at Princeton University.

     Harold A. Lewis has been the President and Chief Executive Officer and a director of Childtime Childcare, Inc. since August 1991. From 1990 to 1991, he was Chief Operating Officer International Operations of U.S. Travel Systems, Inc., a national, multi-unit travel company headquartered in Rockville, Maryland. Mr. Lewis serves on the Dean's Executive Council at the Frank G. Zarb School of Business at Hofstra University.

     Leonard C. Tylka has been a director of Childtime Childcare, Inc. since November 1990. From 1987 through May 1997, he served as Controller of KD Equities, a private equity investment firm located in New York City. From May 1997 to September 1998, Mr. Tylka was Corporate Development Manager for The Loewen Group, Inc., a publicly held funeral home and cemetery operator, headquartered in Burnaby, British Columbia, Canada. In April 1999, he became Chief Financial Officer of Polar Ice Entertainment Inc., an ice rink owner-operator located in Palm Beach Gardens, Florida.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES AND COMPENSATION OF DIRECTORS

     No director attended fewer than 75% of the four Board of Director meetings held in fiscal 1999 or the committees of the Board of Directors on which he served.

     The Board of Directors of the Company currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

     The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and administration of the 1995 Stock Incentive Plan For Key Employees. During fiscal 1999, the Compensation Committee held one meeting. The members of the Compensation Committee are Milton H. Dresner, James W. Geisz, George A. Kellner and Benjamin R. Jacobson.

     The duties of the Audit Committee include reviewing the services provided by the Company's independent auditors, consulting with such auditors on audits and proposed audits and reviewing the need for internal auditing procedures and the adequacy of internal controls. During fiscal 1999, the Audit Committee held two meetings. The members of the Audit Committee are James W. Geisz, George A. Kellner and Leonard C. Tylka.

     The current standard arrangement for compensation of directors is as follows: officers of the Company who are directors do not receive any additional compensation for services as a director. Directors who are not employees of the Company receive directors' fees of $6,000 per year, $500 for each Board meeting attended and $250 for each Committee meeting attended. Such directors are also participants in the Company's Director Stock Option Plan. Pursuant to such plan, options to purchase 2,500 shares are granted to each non-employee director, subject to availability, at each annual meeting at which they are elected or remain in office. Options for up to 75,000 shares are available for grant under the Director Stock Option Plan, each of which becomes fully vested and exercisable on the first anniversary of the date of grant. The exercise price of options granted under the Plan will equal the market price of the Common Stock at the time of grant.

                     II. COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended April 2, 1999, April 3, 1998, and March 28, 1997 concerning the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                               ANNUAL COMPENSATION                          COMPENSATION
                                -------------------------------------------------    ---------------------------
                                FISCAL                             OTHER ANNUAL      OPTIONS        ALL OTHER
      NAME AND POSITION          YEAR      SALARY     BONUS(1)    COMPENSATION(2)    (SHARES)    COMPENSATION(3)
      -----------------         ------     ------     --------    ---------------    --------    ---------------
Harold A. Lewis...............   1999     $225,000    $ 52,677            --          16,400         $4,267
  President and Chief            1998      210,000     131,689            --          36,000          3,360
  Executive Officer              1997      200,000      32,000            --              --          2,439
Michael M. Yeager.............   1999     $120,500    $ 27,074        $6,966           6,900         $2,104
  Chief Financial Officer,       1998      112,663      64,716         6,907          15,000          1,678
  Secretary and Treasurer        1997      101,000      17,000         6,966              --          1,809
Deborah D. Ludwig.............   1999     $ 84,500    $ 15,564            --           3,400         $1,248
  Vice President --              1998       82,576      24,266            --           7,500            986
  Eastern Region                 1997       79,000      13,500            --              --            942
Taylor V. Ward................   1999     $ 69,000    $ 15,752        $5,261           3,400         $1,112
  Vice President --              1998       66,266      24,266         5,077           7,500            822
  Western Region                 1997       63,000       6,250         5,100              --            696
William H. Van Huis...........   1999     $ 82,000    $ 16,186            --           3,400         $1,372
  Vice President --              1998       76,461      39,131            --           7,500            856
  Marketing                      1997       70,000      11,250            --              --            716

-------------------------
(1) Includes the bonus accrued in the year indicated, which was paid in the following year.

(2) Includes reimbursement of expenses related to use of personal automobiles.

(3) Includes premiums paid in connection with life insurance policies and contributions made by the Company to the Company's 401(k) plan.

OPTION GRANTS IN FISCAL 1999

     The following table provides details regarding stock options granted to the executive officers named in the above Summary Compensation Table in the last fiscal year.

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                           INDIVIDUAL GRANTS                               ASSUMED ANNUAL
                                ----------------------------------------                RATES OF STOCK PRICE
                                               % OF TOTAL                                 APPRECIATION FOR
                                NUMBER OF    OPTIONS GRANTED   EXERCISE                       TERM(2)
                                 OPTIONS     TO EMPLOYEES IN   PRICE PER   EXPIRATION   --------------------
             NAME               GRANTED(1)     FISCAL YEAR       SHARE        DATE         5%         10%
             ----               ----------   ---------------   ---------   ----------      --         ---
Harold A. Lewis...............    16,400          32.8%         $16.875      4/2/04     $94,120    $213,528
Michael M. Yeager.............     6,900          13.8           16.875      4/2/04      39,599      89,838
Deborah D. Ludwig.............     3,400           6.8           16.875      4/2/04      19,513      44,268
Taylor V. Ward................     3,400           6.8           16.875      4/2/04      19,513      44,268
William H. Van Huis...........     3,400           6.8           16.875      4/2/04      19,513      44,268

-------------------------
(1) The indicated stock options vest at a rate of 33% per year, beginning on the first anniversary of the date of the grant and have a term of six years (subject to full accelerated vesting upon any entity or person, other than Childcare Associates or KD Equities, acquiring beneficial ownership of more than 50% of the Company's outstanding voting stock). All rights to exercise such stock options terminate upon the termination of such optionee's employment, except that the optionee may exercise that portion of the stock option which has become fully vested on the date the optionee's employment is terminated or up to 90 days thereafter at the discretion of the Compensation Committee.

(2) In accordance with SEC rules, these columns show gains that might exist for the option over the life of the option, a period of six years. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the named executive officer will be zero. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Of course, actual gains, if any, on stock option exercises and stock accruals are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved. A 5% or 10% annually compounded increase in the Company's stock price from the date of the grant to the end of the six-year option term would result in stock prices of $22.614 and $29.895 per share, respectively.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options exercised during the fiscal year ended April 2, 1999, by the executive officers named in the above Summary Compensation Table, as well as the value of unexercised options held by such persons on April 2, 1999, as measured in terms of the closing price of the Common Stock on that date as quoted on the NASDAQ National Market System ($12.50 per share).

                                      SHARES                                                 VALUE OF UNEXERCISED
                                     ACQUIRED                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                       UPON       VALUE      OPTIONS AT FISCAL YEAR-END            AT 4/2/99
              NAME                   EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
              ----                   --------    --------    --------------------------    -------------------------
Harold A. Lewis..................      --          --              36,000/40,400                $75,750/$79,500
Michael M. Yeager................      --          --              11,750/16,900                 26,688/ 33,125
Deborah D. Ludwig................      --          --               7,500/ 8,400                 15,781/ 16,563
Taylor V. Ward...................      --          --               7,500/ 8,400                 15,781/ 16,563
William H. Van Huis..............      --          --               7,500/ 8,400                 15,781/ 16,563

SENIOR EXECUTIVE BONUS ARRANGEMENTS

     Incentive Bonus Plan. During fiscal 1999, each of the executive officers named above in the Summary Compensation Table (the "Officers") participated in the Company's Standard Incentive Plan which would entitle the Officers to receive a bonus upon the Company achieving earnings per share increases, revenue growth and quality improvements. These bonus arrangements were structured by the Company's Compensation Committee based on an analysis by an outside compensation consultant during fiscal 1997.

     In fiscal 1999, the Company achieved various levels of the objectives of the three-pronged incentive formula. Accordingly, with respect to fiscal 1999, the Company's Compensation Committee authorized a bonus, and the Company paid incentive bonuses to the Officers, (which are reflected in the Summary Compensation Table), in an aggregate amount of $127,253. (See "Compensation Committee Report on Executive Compensation -- Bonuses".)

EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement with Mr. Lewis in fiscal 1996. Under this agreement, the Company employed Mr. Lewis for an initial two year employment term, which term automatically renews every two years thereafter until terminated by the Company or Mr. Lewis. The Employment Agreement provides for a minimum base salary of $190,000 to be reviewed annually by the Company's Board of Directors, and participation in various management bonus incentive arrangements. The Employment Agreement also provides for, among other things, Mr. Lewis' participation in the Company's 1995 Stock Incentive Plan for Key Employees and certain medical, death, disability and other benefits available to the Company's senior management. The Employment Agreement may be terminated by the Company upon the death of Mr. Lewis, upon his permanent disability or with or without cause. If Mr. Lewis' employment is terminated without cause, he will be entitled to receive the greater of (a) one-year of salary or (b) the remainder of his salary to be paid during the current employment term, and in either case, benefits and a pro-rata portion of his bonus for the fiscal year in which such termination occurs. If Mr. Lewis is terminated within six months after a change in control (as defined in the Employment Agreement), including a constructive termination within such six-month period, Mr. Lewis will be entitled to receive two-years of salary, benefits and a pro-rata portion of his bonus for the fiscal year in which such termination occurs. During the term of the agreement and for a period of 12 months thereafter (9 months in the event Mr. Lewis' employment is terminated without cause), Mr. Lewis will be subject to noncompetition and nonsolicitation restrictions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All the members of the Compensation Committee are non-employee directors of the Company. The Compensation Committee currently consists of Messrs. Dresner, Geisz, Kellner and Jacobson.

     The Company entered into a consulting agreement with Mr. Tylka in May 1997. The agreement requires Mr. Tylka to provide certain consulting services to the Company in consideration of an annual fee of $25,000, payable monthly, plus expenses. This agreement shall continue until terminated by Harold A. Lewis. Such termination requires the written consent of George A. Kellner, as long as Mr. Kellner is Chairman of the Board of Directors of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General

     The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that will attract and retain qualified executives for the Company and provide them with incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries, incentive bonuses and by granting stock options. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's executives.

     During fiscal 1997, an outside compensation consultant was engaged to analyze overall compensation practices utilized by similar sized, multi-location, service oriented companies. The results of such consultant's analysis were taken into consideration by the Compensation Committee in recommending fiscal 1998 and fiscal 1999 compensation levels.

     Salaries

     The Compensation Committee's policy is to provide salaries that are generally competitive with those of comparable officers in comparably sized companies in the child care and other service industries. The Committee relies heavily on the recommendations of the Company's Chief Executive Officer as well as its members' own subjective judgments in setting individual salary levels.

     In making his recommendations with regard to the fiscal 1999 salaries for the executive officers, the Chief Executive Officer generally utilized a range of 3%-6% for establishing salary increases or a higher percentage if he deemed it necessary to provide a generally competitive salary for a particular officer. The Chief Executive Officer's salary for fiscal 1999 was established by the Compensation Committee in accordance with Mr. Lewis' employment agreement with the Company and the Committee's subjective view of his individual performance and contributions to the overall performance of the Company.

     Bonuses

     The Compensation Committee's policy is that a significant portion of the executive's total compensation should be tied to incentive bonus plans. As a result, the compensation of the Company's executive officers is directly related to the overall financial and operating performance of the Company.

     The Compensation Committee has structured the fiscal 1999 bonus plan based upon a three-pronged incentive formula tied to earnings per share increase, revenue growth and quality improvements. For fiscal 1999, the Compensation Committee determined that a bonus was warranted and, therefore, a $127,253 senior management incentive bonus was authorized (maximum bonus pool available for fiscal 1999 was $436,000).

     The allocation of the incentive bonus pool amounts among the officers was determined by the Chief Executive Officer and approved by the Chairman of the Board. The portion allocated to the Chief Executive Officer was determined by the Compensation Committee and equaled 41% in fiscal year 1999 as compared to 42%, which was the percentage allocated in the prior year. The Chief Executive Officer's allocation among the other officers was based on his subjective view of various factors, including his perception of the relative contribution made by each of the officers to the Company's overall performance and the need to provide generally competitive cash compensation to each officer. The allocation determination was not based on specific objectives and no specific weight was given to any of the factors considered.

     Stock Options

     The Committee's policy is to award stock options to the Company's officers and other key employees in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Committee's policy has been to grant options with a term of up to six years (three year pro rata vesting) and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. Such options will, therefore, only have value if the price of the underlying shares increases. The Compensation Committee's general practice is to consider the granting of stock options after the end of each fiscal year.

     The Compensation Committee granted options to executive officers (including Mr. Lewis) during fiscal 1999, based upon the recommendation of the Chief Executive Officer. In making his recommendations, the Chief Executive Officer subjectively considered certain factors, including his perception of individual performance, the individuals' contribution to the overall performance of the Company and the anticipated value of the executive's contribution to the Company's future performance, as well as the need to retain executives. The determination was not based on specific objectives and no specific weight was given to any of the factors considered.

                                          By the Compensation Committee

                                          George A. Kellner, Chairman
                                          Milton H. Dresner
                                          James W. Geisz
                                          Benjamin R. Jacobson

PERFORMANCE GRAPH

     The following line graph compares the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock from February 2, 1996 (date of initial public offering) through April 2, 1999 with the cumulative total return of (i) the NASDAQ Stock Market-US Index, and (ii) a peer index group consisting of Standard Industrial Classification ("SIC") Code 8351, which includes Child Care Services. The Company believes that the new peer index provides a stable and encompassing grouping for comparison on an industry basis. In prior years the Company identified specific publicly traded companies as a peer group, which made comparison from year to year more difficult due to certain ownership changes.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG CHILDTIME LEARNING CENTERS, INC.,
               THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP
                                    [CHART]

                 -----------------------------------------------------------------------------------------------------------
                                                           CHILDTIME           NEW            OLD              NASDAQ
                            MEASUREMENT PERIOD             LEARNING            PEER           PEER          STOCK MARKET
                          (FISCAL YEAR COVERED)          CENTERS, INC.        GROUP          GROUP             (U.S.)
                 -----------------------------------------------------------------------------------------------------------
                     2/02/96                                  100              100            100               100
                 -----------------------------------------------------------------------------------------------------------
                     3/96                                     82               102            109               103
                 -----------------------------------------------------------------------------------------------------------
                     3/97                                     80                37             52               115
                 -----------------------------------------------------------------------------------------------------------
                     3/98                                     150               62             51               174
                 -----------------------------------------------------------------------------------------------------------
                     3/99                                     117               77             30               234
                 -----------------------------------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended April 2, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with for fiscal 1999, except that the following executive officers of the Company failed to report their fiscal 1999 stock option grants on Form 4 or 5 on a timely basis: Harold A. Lewis, Michael M. Yeager, Cherie M. King, Deborah D. Ludwig, Kathryn C. Peel, William Van Huis, and Taylor V. Ward. The Company has been advised that the required forms will be filed in the near future.

                               III. OTHER MATTERS

OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgement.

     A shareholder proposal which is intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335, by March 21, 2000.

AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company's independent auditors for fiscal 2000. PricewaterhouseCoopers LLP has served in such capacity since July 1990. Representatives from PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                                          By Order of the Board of Directors

                                          MICHAEL M. YEAGER
                                          Secretary

Dated: July 19, 1999

PROXY                                                                      PROXY

                        CHILDTIME LEARNING CENTERS, INC.

               Proxy Solicited on Behalf of The Board of Directors
            For The Annual Meeting of Stockholders - August 19, 1999

   The undersigned appoints Harold A. Lewis and Michael M. Yeager, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Childtime Learning Centers, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on August 18, 1999, or at any adjournment thereof.

   Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                        CHILDTIME LEARNING CENTERS, INC.

[                                                                              ]




                                 For  Withheld  For All
                                 All    All     Except

1. Election of Directors         / /    / /      / /
   James W. Geisz                                                 ------------------------------
   Jason K. Feld                                                  (Except Nominee written above)









                                                             Dated                          , 1999
                                                                   ------------------------
                                               Signature(s)
                                                           ---------------------------------------------
                                                           Please sign exactly as your name(s) appear(s)
                                                           on this Proxy. Joint owners should indicate
                                                           capacity in which they are signing. Trustees,
                                                           Executors, etc. should indicate capacity in
                                                           which they are signing.


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